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                                                                    Exhibit 99.2

                            CERTIFICATE OF AMENDMENT

                                       to

                          CERTIFICATE OF INCORPORATION

                                       of

                                    BNS CO.

     BNS Co. (the "Corporation"), a corporation organized an existing under and by virtue of the General Corporation Law of the State of Delaware, HEREBY
CERTIFIES:

     1. That the following Article (Article FOURTH A) shall be added to the Company's Certificate of Incorporation following Article FOURTH and preceding Article FIFTH:

          "FOURTH A: Effective May 10, 2001 (the "Effective Time"), each issued and outstanding share of the Corporation's Class A Common Stock and Class B Common Stock (collectively, the "Pre-Split Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and reduced to one-fifth (1/5) of a share of Class A Common Stock or Class B Common Stock, as the case may be (the "Post-Split Common Stock") (the reduction of shares, the "Reverse Stock Split"). Each holder of a certificate or certificates of Pre-Split Common Stock (the "Pre-Split Certificates," whether one or more) shall be entitled to receive, upon surrender of such Pre-Split Certificates to the Corporation's transfer agent for cancellation, a certificate or certificates of the same class of shares (the "Post-Split Certificates," whether one or more), which will equal the number of shares represented by such Pre-Split Certificates divided by five and rounded down to the nearest whole number. No script or fractional shares certificates will be issued for Pre-Split Common Stock in connection with the Reverse Stock Split. Each holder of a number of shares of Pre-Split Common Stock not evenly divisible by five as of the Effective Time of the Reverse Stock Split will, in lieu of receiving fractional shares, receive a cash payment (the "Fractional Share Payment") in U.S. dollars equal to the product of: (a) the fractional share times (b) the average of the daily average of the high and low price per share of Class A Common Stock on the New York Stock Exchange, or such other stock exchange, or as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other similar system then in use, on which the Class A Common Stock shall be listed at the time, for the five trading days immediately preceding the Effective Time. Subject to the treatment of fractional shares as described above, Pre-Split Certificates will be deemed for all purposes to represent the appropriately reduced number of Post-Split Common Stock, except that the holder of such unexchanged certificates will not be entitled to receive any distributions payable by the Company after the Effective Time, until the Pre-Split Certificates have been surrendered. Such distributions, if any, will be accumulated and, at the time of surrender of the Pre-Split Certificates, all such unpaid distributions will be paid without interest."
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     The Board of Directors of the Corporation at a Special Meeting held on
March 14, 2001, unanimously adopted resolutions setting forth the foregoing amendment, declaring their advisability and directing that the amendment be submitted to and considered for approval by the stockholders of the Corporation.

     The Stockholders of the Corporation at a Special Meeting held on April 27, 2001, authorized and approved the adoption of the foregoing amendment to the Corporation's Certificate of Incorporation.

     The foregoing amendment was and has been duly adopted in accordance with the provisions of Section 242 of General Corporation Law of the State of Delaware and this Certificate of Amendment shall be effective on the date of its filing with the Secretary of State of the State of Delaware.

     IN WITNESS THEREOF, BNS Co. has caused this certificate to be signed by Andrew C. Genor, its Chief Financial Officer, and attested to by James W. Hayes, III, its Secretary, this 27th day of April, 2001.


[Seal]


ATTEST:                         BNS Co.


By: /s/ James W. Hayes, III     By: /s/ Andrew C. Genor
   ------------------------        -------------------------
   James W. Hayes, III             Andrew C. Genor

Its: Secretary                  Its: Chief Financial Officer

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